Park City Group Reports Fiscal Year 2010 Results

Recurring Revenue Model Drives Sales, EBITDA and Positive Net Income to Record Levels

PARK CITY, UT – September 15, 2010 - Park City Group, Inc. (OTCBB: PCYG), a Software-as-a-Service provider of unique supply chain solutions for retailers and their suppliers, today announced its financial results for the fiscal year 2010 ended June 30, 2010.

Highlights:

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Revenue of $10.9 million in FY10, up by 82% from prior year

•

Seventh consecutive quarter of positive non-GAAP EBITDA

•

Non-GAAP EBITDA of $2.6 million in FY10 increased by over 600% from  FY09 on a pro forma basis

•

Non-GAAP net income before dividends of $1.4 million for FY10 as compared to net loss of $(1.8 million) for FY09

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Non-GAAP earnings per share of $0.10 for FY10, up from loss of $(0.26) for FY09

•

Positive operating cash flow in FY10 of $947,000 compares with negative operating cash flow of ($821,000) in FY09

Commenting on the financial results, Randall K. Fields, Park City Group’s Chairman and CEO, said, “We are excited to report our results for fiscal 2010 which has been a breakthrough year for Park City Group.  While delivering on our goals and achieving record levels for revenue and non-GAAP EBITDA, net income and earnings per share, we also produced substantial positive operating cash flow at nearly 9% of revenues while only beginning to utilize the scalability of our platform.  In addition, we have significantly improved the Company’s financial condition by reducing our debt by 50% and doubling our cash balance at the end of the fiscal year.

“Our achievements reflect the proven ability to grow through successful implementation of internal growth initiatives, integrate acquisitions, and initial scaling of our business to begin maximizing profits and cash flow.  With the 2009 transition to a SaaS model which benefits from recurring subscription revenues and with the successful integration of Prescient, our total subscription revenue increased 110% year-over-year, while our retail hubs increased from 12 at the beginning of the fiscal year to 19 on June 30, 2010.  Through the first few months of the new fiscal year, we have made further progress in the expansion of our platform to include the first engagement for a “mega” hub contract that has nearly three times the recurring revenue opportunity as a traditional retail hub.  Given the strength of our recurring and growing revenue base, fiscal 2010 represents only the beginning for Park City Group, as we have entered into a multi-year period of growth in top line and, now, profits.”

Fiscal Year 2010 Results

Park City Group reported total revenue of $10.9 million for the fiscal year 2010 ended June 30, 2010, an increase of 82% as compared with $6.0 million for the prior fiscal year.  The increase in total revenues was principally the result of organic growth through the addition of new retail hubs and suppliers and the inclusion of about 6 months of revenues from the Prescient Applied Intelligence, Inc. (“Prescient”) acquisition that occurred in January of 2009.

For the fiscal year 2010 when compared with the 2009 period, subscription revenue increased by 110% to $6.0 million, maintenance revenue increased by 30% to $2.5 million, professional services revenues grew by 33% to $1.2 million, and license fees increased by over 340% to $1.1 million.  The Company’s core revenues are derived largely from recurring sources and reflect the Company’s transition to a Software-as-a-Service (“SaaS”) platform beginning in 2008 and the completion of its acquisition of Prescient in January 2009. The combined Company’s subscription, maintenance, and certain professional services contracts provides for recurring revenue of over 80% of total annual revenue. This differs significantly from the Company’s historical license-based model approach, although the Company will, from time to time, sell its solutions on a license basis.

GAAP and Non-GAAP Highlights
In $000's except for per share	Full year ended June 30
	2010	2009	Change
GAAP
Net revenue	$10,875	$5,965	$4,910
Income (loss) from operations	$842	($3,373)	$4,215
Net income (loss)	$177	($4,041)	$4,218
Net income (loss) to common shareholders	($149)	($4,728)	$4,579
Earnings per diluted share	($0.01)	($0.48)	$0.47

Non-GAAP
EBITDA	$2,623	($681)	$3,304
Net income (loss)	$1,368	($1,822)	$3,190
Net income (loss) to common shareholders	$1,042	($2,509)	$3,551
Earnings per diluted share	$0.10	($0.26)	$0.36

Conference Call

The Company will host a conference call today at 4:30 P.M. Eastern to discuss the Company’s fiscal year 2010 financial results.  Shareholders and other interested parties may participate in the conference call by dialing (877) 278-9471 or (International) (763) 488-3310 and entering Conference ID #99717924.

A replay of the conference call will be accessible until September 22, 2010 by dialing (800) 642-1687 or (International) (706) 645-9291 and entering Conference ID #99717924.

About Park City Group

Park City Group (OTCBB: PCYG) is a Software-as-a-Service (“SaaS”) provider that brings unique visibility to the consumer goods supply chain, delivering actionable information that ensures product is on the shelf when the consumer expects it.  Our service increases our customers’ sales and profitability while enabling lower inventory levels for both retailers and their suppliers.

Through a process known as Consumer Driven Sales OptimizationTM, Park City Group helps its customers turn information into cash and increased sales, using the largest scan based platform in the world.  Scan based trading provides retail trading partners with a distinct competitive advantage through scan sales that provide store level visibility and set the supply chain in motion. And since it is scan based, it can be used in a Direct Store Delivery (DSD) or warehouse setting.

Park City Group is the only company to provide robust, collaborative supply chain, merchandising and store level solutions for both retailers and suppliers.  Its solutions and services enable retailers and suppliers to work collaboratively as strategic partners to reduce out-of-stocks, shrink, inventory and labor while improving profits, efficiencies, and customer service.  These innovative solutions provide trading partners a common platform on which they can capture, manage, analyze and share critical data, bringing greater visibility throughout the supply chain, and giving them the power to make better and more informed decisions.

For more information, go to www.parkcitygroup.com.

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Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: non-GAAP EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) to common shareholders and non-GAAP earnings per share.  These measures may be different from non-GAAP financial measures used by other companies.  The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles.  Reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures are included in the following tables.

Non-GAAP EBITDA excludes items such as impairment charges, allowance for doubtful accounts, charges to consolidate and integrate recently acquired businesses, costs of closing corporate facilities, non-cash stock based compensation and other non-cash charges. Non-GAAP net income (loss) and non-GAAP net income (loss) to common shareholders excludes items such as non-cash stock based compensation, charges to consolidate and integrate recently acquired businesses, costs for closing corporate facilities and amortization of acquired intangible assets. The Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses or net purchases of property and equipment, as the case may be, that may not be indicative of its core operation results and business outlook. In addition, because Park City Group has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company’s financial reporting. Non-GAAP pro-forma financial measures exclude certain items and consider non-GAAP results as if Park City Group, Inc. and Prescient were combined as of July 1, 2008.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc. (”Park City Group”) are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-K, its quarterly report on Form 10-Q and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

IR Contact
Jordan M. Darrow

Darrow Associates

(631) 367-1866

jdarrow@darrowir.com

-- tables to follow --

PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Operations (unaudited)

	For the Years Ended June 30,
	2010	2009
Revenues:
Subscriptions	$6,048,318	$2,883,196
Maintenance and support	2,501,511	1,927,773
Professional services	1,196,961	899,800
License fees	1,127,770	253,998

Total revenues	10,874,560	5,964,767

Operating expenses:
Cost of revenues and product support	4,428,481	3,580,567
Sales and marketing	1,602,231	1,347,705
General and administrative	3,190,255	2,225,960
Depreciation and amortization	811,900	726,067
Impairment of capitalized software costs	-	1,457,383

Total operating expenses	10,032,867	9,337,682

Income (loss) from operations	841,693	(3,372,915)

Other income (expense):
Gain on refinance	43,811	-
Equity in subsidiary loss	-	(162,796)
Other gains (losses)	24,185	(520)
Interest (expense) income, net	(732,698)	(505,146)

Total other (expense)	(664,702)	(668,462)

Income (loss) before income taxes	176,991	(4,041,377)

(Provision) benefit for income taxes	-	-

Net income (loss)	176,991	(4,041,377)

Dividends on preferred stock	(326,385)	(686,515)

Net loss applicable to common shareholders	$(149,394)	$(4,727,892)

Weighted average shares, basic and diluted	10,716,000	9,770,000
Basic and diluted loss per share	$ (0.01)	$ (0.48)

PARK CITY GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Non-GAAP EBITDA

	For the Year Ended
(In $000's)	June 30
Audited results of operations	FY 2010	FY 2009
Net Income (loss)	$ 177	$ (4,041)

Non-GAAP EBITDA Reconciliation Adjustments:
Depreciation and amortization	812	726
Bad debt expense	214	124
Interest, net	733	505
Stock based compensation	537	149
Acquisition related costs (1)	150	236
Loss on equity method investment	0	163
Impairment of intangibles	0	1,457
Adjusted Non-GAAP EBITDA (loss)	$ 2,623	$ (681)

	For the Year Ended
(In $000's)	June 30
Unaudited pro-forma combined condensed financial statements (2)	FY 2010	FY 2009
Net Income (loss)	$ 177	$ (5,715)

Non-GAAP EBITDA Reconciliation Adjustments:
Depreciation and amortization	812	956
Bad debt expense	214	162
Interest, net	733	623
Stock based compensation	537	198
Acquisition related costs (1)	150	262
Impairment of intangibles	0	1,457
Impairment of goodwill	0	2,370
Provision for income taxes	0	44
Adjusted Pro-forma Non-GAAP EBITDA (loss)	$ 2,623	$ 357

(1)  Acquisition related costs are certain costs that were incurred during the period that were not capitalized, including leases on vacant corporate facilities and data centers, travel, training and "run-out" of certain unused equipment leases and maintenance agreements.

(2)  The unaudited pro-forma results of operations for the year ended June 30, 2009 as thought Prescient had been acquired as of July 1, 2008.

PARK CITY GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Non-GAAP Net income (loss)

	For the Year Ended
(In $000's)	June 30
Audited results of operations	FY 2010	FY 2009
Net Income (loss)	$ 177	$ (4,041)

Non-GAAP Net Income (loss) Reconciliation Adjustments:
Stock based compensation	537	149
Acquisition related costs (1)	150	236
Acquisition related amortization (1)	504	214
Loss on equity method investment	0	163
Impairment of intangibles	0	1,457
Adjusted Non-GAAP Net Income (loss)	$ 1,368	$ (1,822)

	For the Year Ended
(In $000's)	June 30
Unaudited pro-forma combined condensed financial statements (2)	FY 2010	FY 2009
Net Income (loss)	$ 177	$ (5,715)

Non-GAAP Net Income (loss) Reconciliation Adjustments:
Stock based compensation	537	198
Acquisition related costs (1)	150	262
Acquisition related amortization (1)	504	214
Impairment of intangibles	0	1,457
Impairment of goodwill	0	2,370
Provision for income taxes	0	44
Adjusted Non-GAAP Net Income (loss)	$ 1,368	$ (1,170)

(1)  Acquisition related costs are certain costs that were incurred during the period that were not capitalized, including leases on vacant corporate facilities and data centers, travel, training and "run-out" of certain unused equipment leases and maintenance agreements. Amortization includes expenses associated with acquired intangible assets.

(2)  The unaudited pro-forma results of operations for the year ended June 30, 2009 as thought Prescient had been acquired as of July 1, 2008.

PARK CITY GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Non-GAAP Net income (loss) to common shareholders and EPS

	For the Year Ended
(In $000's)	June 30
Audited results of operations	FY 2010	FY 2009
Net Income (loss) to common shareholders	$ (149)	$ (4,728)

Non-GAAP Net Income (loss) to common shareholders Reconciliation Adjustments:
Stock based compensation	537	149
Acquisition related costs (1)	150	236
Acquisition related amortization (1)	504	214
Loss on equity method investment	0	163
Impairment of intangibles	0	1,457
Adjusted Non-GAAP Net Income (loss) to common shareholders	$ 1,042	$ (2,509)

Weighted average shares, basic and diluted	10,716,000	9,770,000
Adjusted Non-GAAP EPS (loss), basic and diluted	$ 0.10	$ (0.26)

	For the Year Ended
(In $000's)	June 30
Unaudited pro-forma combined condensed financial statements (2)	FY 2010	FY 2009
Net Income (loss) to common shareholders	$ (149)	$ (7,070)

Non-GAAP Net Income (loss) to common shareholders Reconciliation Adjustments:
Stock based compensation	537	198
Acquisition related costs (1)	150	262
Acquisition related amortization (1)	504	214
Impairment of intangibles	0	1,457
Impairment of goodwill	0	2,370
Provision for income taxes	0	44
Adjusted Non-GAAP Net Income (loss) to common shareholders	$ 1,042	$ 2,525)

Weighted average shares, basic and diluted	10,716,000	9,770,000
Adjusted Non-GAAP EPS (loss), basic and diluted	$ 0.10	$ (0.26)

(1)  Acquisition related costs are certain costs that were incurred during the period that were not capitalized, including leases on vacant corporate facilities and data centers, travel, training and "run-out" of certain unused equipment leases and maintenance agreements. Amortization includes expenses associated with acquired intangible assets.